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                                                                     Exhibit 5.1

                   [Simpson Thacher & Bartlett LLP Letterhead]



                                                  April 20, 2004




Duke Capital LLC
526 South Church Street
Charlotte, NC 28202

Ladies and Gentlemen:

            We have acted as counsel to Duke Capital LLC, a Delaware limited liability company (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to senior debt securities (the "Securities"). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

            The Securities thereof will be issued under a Senior Indenture (the "Senior Indenture") dated as of April 1, 1998, between the Company and JPMorgan Chase Bank

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Duke Capital LLC                      -2-                         April 20, 2004


(formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee"), as supplemented from time to time.

            We have examined the Registration Statement and the Senior Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

            In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Senior Indenture is the valid and legally binding obligation of the Trustee.

            Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that with respect to the Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Securities, the terms of the offering thereof and related matters by the Board of Managers of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Managers, committee or authorized officers being referred to herein as the

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Duke Capital LLC                      -3-                         April 20, 2004


"Board") and (b) the due execution, authentication, issuance and delivery of such Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Senior Indenture and such agreement, such Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

            We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).


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Duke Capital LLC                      -4-                         April 20, 2004


            We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Validity of the Securities" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett LLP

                                       SIMPSON THACHER & BARTLETT LLP